Exhibit 10.5

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is the type that the registrant treats as private or confidential.

Supply Agreement

This Supply Agreement (“Supply Agreement”) is made effective as of July 31, 2026 (the “Effective  Date”), by and between Netlist, Inc., a Delaware corporation, having its principal place of business at 111 Academy Way, Suite 100, Irvine, CA 92617 (“Netlist” or “Purchaser”) and Samsung Semiconductor, Inc., a California corporation, having offices at 3655 North First Street, San Jose, CA 95126 (“Samsung” or “Supplier”). Each of Purchaser and Supplier is referred to as a “Party” and collectively the “Parties”.

1.	Term

The term of this Supply Agreement shall commence on the Effective Date and shall continue for a period of five (5) years, unless earlier terminated in accordance with Section 8 (Termination) hereunder (the “Term”).

2.	Product(s) and Annual Cap

In each year of the Term, Purchaser has the right to purchase and Supplier shall supply, as ordered by Purchaser, the following DRAM and NAND product(s) (the “Product(s)”), subject to the limitations noted below, including the Annual Cap, [***]:

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Annual Cap: The purchase and supply of the Product(s) in each year during the Term shall be capped at Three Hundred Million U.S. Dollars ($300M) (“Annual Cap”), totaling One Billion Five Hundred Million U.S. Dollars ($1.5B) by the end of the Term.

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5.	Limited Warranty and Remedy

Supplier warrants that DRAM Product(s) will materially conform to the applicable specifications for [***] from the date of shipment from Supplier’s designated shipping facility or [***] (the “Warranty Period”). This warranty does not cover any defects that have been caused by (a) misuse, abuse, neglect, or accident; (b) unauthorized modification, alteration, or repair; (c) improper installation, storage, handling, or operation; (d) use in environments or applications not specified or recommended by Supplier; (e) electrostatic discharge or power surges; (f) use with non-compatible components or systems; or (g) normal wear and tear.

Supplier’s sole obligation, and Purchaser’s sole and exclusive remedy, for breach of the warranty in this section shall be, at Supplier’s sole option, to (a) repair the nonconforming Product(s), (b) replace the nonconforming Product(s), or (c) provide a credit memo for the Product Price(s) of the nonconforming Product(s). The foregoing remedies are Purchaser’s sole and exclusive remedies and Supplier’s entire liability for any breach of warranty.

6.	Disclaimer and Limitation of Liabilities

EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN SECTION 5, SUPPLIER MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUALITY, ACCURACY, OR COMPLETENESS. ANY CLAIM OR ADJUDICATION THAT THE PRODUCT(S) INFRINGE ANY PROPRIETARY RIGHTS OF A THIRD PARTY SHALL NOT CONSTITUTE A BREACH OF THIS SUPPLY AGREEMENT OR GROUND FOR TERMINATION OF THIS SUPPLY AGREEMENT BY PURCHASER.

IN NO EVENT SHALL SUPPLIER BE LIABLE TO PURCHASER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST REVENUE, LOST BUSINESS OPPORTUNITIES, LOSS OF DATA, LOSS OF GOODWILL, BUSINESS INTERRUPTION, COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR ANY OTHER PECUNIARY LOSS, ARISING OUT OF OR RELATING TO THIS SUPPLY AGREEMENT AND/OR THE PRODUCT(S), REGARDLESS OF THE THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) AND REGARDLESS OF WHETHER SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT FOR (A) EITHER PARTY’S BREACH OF SECTION 9 (CONFIDENTIALITY), AND (B) PURCHASER’S PAYMENT OBLIGATIONS UNDER THIS SUPPLY AGREEMENT, EACH PARTY’S TOTAL AGGREGATE LIABILITY HOWSOEVER ARISING OUT OF OR RELATING TO THIS SUPPLY AGREEMENT AND/OR THE PRODUCT(S), WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, SHALL NOT EXCEED THE TOTAL AMOUNTS PAID OR PAYABLE BY NETLIST TO SUPPLIER FOR PRODUCTS AT ISSUE IN THE CLAIM DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE CLAIM.

7.	Force Majeure

“Force Majeure Event” means any event or cause beyond the reasonable control of Supplier that affects Supplier’s ability to perform its obligations under this Supply Agreement, including without limitation:

(a) acts of God or public enemy, fire, flood, earthquake, typhoon, epidemic, pandemic, or environmental or safety accidents; (b) war, blockade, riot, terrorism, civil disturbance, or civil unrest; (c) strike, lockout, labor disputes, or other labor difficulties; (d) embargo, export controls, sanctions, changes in or imposition of trade restrictions, tariffs, import/export regulations, or technology transfer controls, or acts of civil, judicial, or military authorities; and (d) any other cause beyond the reasonable control of Supplier; provided, however, Supplier shall (i) immediately notify the Purchaser in writing when the cause of such excuse occurs, (ii) immediately use its commercially reasonable efforts to resume it performance in full, (iii) continue at all times to perform whenever and to the extent reasonably possible.

Supplier shall not be liable for any loss or damage resulting from any failure or delay in performing, or failure to comply with, its obligations under this Supply Agreement to the extent that such failure, delay, or non-compliance results from a Force Majeure Event. During the continuance of a Force Majeure Event, Supplier’s affected obligations hereunder shall be suspended without liability. For the avoidance of doubt, Purchaser’s payment obligations and purchase obligations shall not be excused by any Force Majeure Event or by any event, condition, or circumstance affecting Purchaser, regardless of whether such event would otherwise constitute a Force Majeure Event if it affected Supplier, provided, however, that those obligations shall be excused only to the extent they relate to the Products and quantities that Supplier is excused from supplying as a result of such Force Majeure Event.

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10.	General Provisions

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Governing Law and Dispute Resolution: This Supply Agreement shall be governed by and construed in accordance with the laws of the [***] without regard to its conflict of laws provisions and as if entirely performed therein. [***].

Entire Agreement; Modifications: This Supply Agreement constitutes the entire understanding between the Parties and supersedes and cancels all prior agreements, express or implied, written or oral, with respect to the subject matter hereof. This Supply Agreement may be modified, but only by a written agreement executed in the same manner as this Supply Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be executed as of the Effective Date by their duly authorized representatives.

Purchaser:		Supplier:

Netlist, Inc.		Samsung Semiconductor, Inc.

By:	/s/ Gail Sasaki	By:	/s/ Sang-jin Oh
	Name: Gail Sasaki		Name: Sang-jin Oh
	Title: Chief Financial Officer		Title: Chief Financial Officer

Date: August 3, 2026		Date: August 4, 2026